Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

May 26, 2015

The Hain Celestial Group, Inc.
1111 Marcus Avenue
Lake Success, New York 11042

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel for The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed or to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to 3,500,000 additional shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), pursuant to awards granted or to be granted under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan, as amended (collectively, the “Plan”).
In connection herewith, and as a basis for the opinion hereinafter set forth, we have examined and relied without independent investigation upon originals or copies certified or otherwise identified to our satisfaction of the following (collectively, the “Documents”):

1.	The Registration Statement;

2.	The Plan;

3.	The Company’s Amended and Certificate of Incorporation, as in effect on the date hereof, certified by an officer of the Company;

4.	The Amended and Restated By-Laws of the Company, as in effect on the date hereof, certified by an officer of the Company;

5.
Minutes of all pertinent meetings and actions of the Board of Directors of the Company and of the Compensation Committee of the Board of Directors of the Company relating to the approval of the Plan, the issuance of the Shares, the filing of the Registration Statement and the Company’s two-for-one stock split in the form of a 100% stock dividend certified by an officer of the Company;

6.	A short-form good standing certificate of the Company, dated as of a recent date, issued by the Secretary of State of the State of Delaware; and

7.	A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters.

The Hain Celestial Group, Inc.
May 26, 2015

In rendering this opinion, we have assumed, without independent investigation, the following: (i) the genuineness of all signatures on all Documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the parties signing any of the Documents on behalf of a party (other than the Company); (iv) the authenticity of all Documents submitted to us as originals; (v) the conformity to the originals of all Documents submitted to us as certified or photostatic copies; (vi) all public records reviewed or relied upon by us are true and complete; (vii) all statements and information contained in the Documents are true and complete; (viii) there has been no oral or written modification or amendments to the Documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved capital stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.
We are members of the bar of the State of Maryland and we have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and we do not express any opinion herein concerning any other law. This opinion concerns only the effect of such laws (exclusive of the principles of conflict of laws) of the State of Delaware as currently in effect. As to matters of such laws of the State of Delaware, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof, or (ii) to reflect any facts or circumstances which may hereafter come to our attention after the date hereof.
Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that, with respect to the Shares to be issued after the filing of the Registration Statement, the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and nonassessable.

The Hain Celestial Group, Inc.
May 26, 2015

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ DLA Piper LLP (US)